Exhibit 10.4

Revised January 12, 2009

THIS AGREEMENT MADE IN DUPLICATION the 13th day of January, 2009.

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC,

(herein “UWGP)

-and-

JEFF ROBERTSON,

(herein “Robertson”)

EMPLOYMENT AGREEMENT

(herein the “Agreement”)

Attorney Lan Waddell

WADDELL OF COLUMBUS, S.C.

Post Office Box 407

Columbus, WI 53925

Telephone:  (920) 623-1111

Fax No.:  (920) 623-4011

Exhibit 10.4

THIS AGREEMENT MADE IN DUPLICATE the 13th day of January, 2009

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC,

(herein “UWGP)

-and-

JEFF ROBERTSON,

(herein “Robertson”)

EMPLOYMENT AGREEMENT

(herein the “Agreement”)

WHEREAS, UWGP desires to employ Robertson to provide services to UWGP, and Robertson desires to provide such services to UWGP, upon and subject to the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I – EMPLOYMENT, TERM AND RENEWAL

1.01

Employment.  UWGP hereby employs Robertson as its Chief Executive Officer.

1.02

Term.  The term of this Agreement shall commence on January 1, 2009 and terminate on December 31, 2011.

1.03

Renewal.  On or before June 30, 2011, UWGP shall advise Robertson of its intention with respect to the possible further employment of Robertson after December 31, 2011, and Robertson, within the same time period, shall advise UWGP of his intentions in that regard.

Exhibit 10.4

ARTICLE II – DUTIES

2.01

Duties of Robertson.  Robertson shall well and faithfully fulfill and perform such duties as reasonably requested by the Board of Directors of UWGP.  Robertson shall devote to his employment the level of care, diligence and skill expected of a Chief Executive Officer in his position, and shall conduct himself at all times in the best interests of UWGP.

2.02

Outside Activities.  Robertson shall be allowed to engage in outside consulting and related activities provided that such activities do not interfere with his responsibilities to UWGP and are outside of a 50-mile radius of UWGP.  A general report of such activities will be made to the Executive Committee on a quarterly basis.

2.03

Reporting.  Robertson shall report to the President of UWGP at such times and in such form as shall be reasonably requested.

2.04

Review.  It is agreed that annual performance reviews of Robertson shall be conducted by the Board of Directors of UWGP, and that the results of those reviews shall be discussed with Robertson.

2.05

Non-Disclosure.  Robertson shall not, during the continuance of his employment with UWGP or at any time thereafter, directly or indirectly, disclose confidential information of UWGP.

ARTICLE III – REMUNERATION AND BENEFITS

3.01

Remuneration.  Robertson’s annual salary shall be $250,000.00 effective January 1, 2009.

3.02

Incentive Program.  Robertson shall be a participant in the UWGP incentive program approved by the UWGP Board of Directors and his rate and weighting on profitability shall be 50% rather than 75% for the new contract period.  Robertson shall be eligible to receive

Exhibit 10.4

prorated portions of such calculated amounts if he should leave his employment with UWGP or if he is removed from such employment without cause.

3.03

High Earnings Reward Program.  Robertson shall be provided an additional bonus equal to 2% of earnings over 125% of Target EBITDA (herein “Stretch Target EBITDA”) as presented in the Christianson Forecast on page 48 of Section 3 of the original Bankers’ Book.  This bonus shall accrue and be paid based on calendar year profits.  Robertson shall be eligible for prorated portions of this HER under the same conditions defined under 3.02 above.  Robertson shall be eligible to be advanced up to 50% of the projected bonus as of September 30th of each year, with payment made following the filing of third quarter QSB.

3.04

Payments.  Payment shall be in bi-weekly installments, in arrears, for the period commencing January 1, 2009, with the first such payment being January 15, 2009, subject to deductions as required pursuant to Paragraph 3.05 herein.

3.05

Deductions and Withholdings.  UWGP shall be entitled to make such deductions and withholdings from Robertson’s salary as are by law required to be made and as may be required by Robertson’s participation in any of UWGP’s benefit plans.

3.06

Benefits.  Robertson shall have the right to participate in such health and dental insurance plans, 401(k) plans and disability benefit plans as are available to other employees of UWGP.  The cost of such benefits shall be allocated to Robertson and UWGP in the same manner as for all other employees.

3.07

Convention Allowance.  Robertson shall be entitled to attend two (2) conventions of industry interest annually which require absences of not more than a total of eight (8) calendar days in each year.  UWGP shall reimburse Robertson for costs in attending such conventions.

Exhibit 10.4

3.08

Vacation.  In addition to the Convention Allowance referred to above, Robertson shall be entitled to four (4) weeks of paid annual leave in each year of employment during the term of this Agreement, at times agreed upon with the President of UWGP.  It is agreed that such vacation leave shall be taken in each contract year and shall not be capable of accumulation unless expressly agreed otherwise by UWGP.

3.09

Membership.  UWGP shall pay for a corporate golf membership, the cost of which shall be subject to approval by the UWGP Compensation Committee.

ARTICLE IV – TERMINATION

4.01

Termination by UWGP.  The employment of Robertson may be terminated by UWGP during the initial term or any renewal term of this Agreement for the following reasons:

(a)

Just cause; or

(b)

The death or long-term disability of Robertson

In the event of termination pursuant to this Paragraph 4.01, Robertson’s salary shall be prorated to the date of termination, and there shall be no further monies payable as salary, termination payment, severance, damages, or otherwise.

4.02

Termination by UWGP-Other.  The employment of Robertson may be terminated by UWGP during the initial term or any renewal term of this Agreement for other than just cause by UWGP providing to Robertson twelve (12) months’ advance written notice of such termination or by the payment by UWGP to Robertson of salary and the value of benefits for six (6) months plus bonuses earned through the date of termination, or, at the option of UWGP, by a combination of such notice and payment, not to exceed six (6) months in total.  Salary shall be paid based on an annual rate of $250,000.00.

4.03

Protection of Sale of UWGP.  If there is a sale of the assets of UWGP and the purchaser does not assume this contract or negotiate a new contract acceptable to Robertson,

Exhibit 10.4

then Robertson shall receive the termination benefits set forth at 4.02 above.  In addition, in the event of a sale of the assets of UWGP and if Robertson continues in full employment by UWGP until released by the Board of Directors, then Robertson shall receive $200,000.00 in addition to the benefits set forth at 4.02 above.

ARTICLE V – MISCELLANEOUS PROVISIONS

5.01

Amendment by Consent.  The parties may, by mutual consent at any time, amend or vary the provisions of this Agreement, and such amendment or variation shall be evidenced by a written addendum to this Agreement to be signed by both parties hereto.

5.02

United States Currency.  All reference to remuneration, money, currency, or payment herein is in United States currency.

5.03

Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Wisconsin.

5.04

Inurement.  This Agreement shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns, but this Agreement may not be assigned by either party.

5.05

Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

5.06

Independent Advice.  Robertson confirms that the within Agreement is executed by him voluntarily and that he has obtained independent legal advice.

Exhibit 10.4

5.07

Full Agreement.  The within Agreement contains all of the terms and conditions of the agreement between the parties hereto relating to the employment of Robertson by UWGP, and there are no further representations or conditions not contained herein.

DATED at Friesland, Wisconsin, the 13th day of January, 2009.

SIGNED, SEALED AND DELIVERED

)

in the presence of:

)

)

)

/s/ Jeff Robertson

Witness

JEFF ROBERTSON

UNITED WISCONSIN GRAIN

PRODUCERS, LLC

By:

/s/ William Herrmann

      William Herrmann, President

Post Office Box 247

Friesland, WI 53935

(920) 348-5016

SUBJECT TO APPROVAL BY UWGP BOARD